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                                                                   Exhibit 10.17


                                INVENTORY RIDER

DATE:              June 23, 1999

BORROWER: New Directions                     FCFC:   FIRST COMMUNITY FINANCIAL
          Manufacturing, Inc.,                       CORPORATION,
          an Arizona corporation                     an Arizona corporation


ADDRESS:  2940 West Willetta                 ADDRESS:  3550 N. Central Avenue
          Phoenix, Arizona 85009                       Suite 102
                                                       Phoenix, AZ 85012



THIS INVENTORY RIDER (the "Rider") is made a part of and incorporated into the Accounts Receivable Security Agreement dated June 23, 1999 between Borrower and FCFC (the "Agreement") as follows:

    1. Loans. Upon the performance and satisfaction by Borrower of all of the provisions contained in the Agreement and this Rider, and in addition to the loans or advances made or to be made to Borrower by FCFC pursuant to the Agreement, FCFC shall loan or make advances to Borrower in such amount or according to such formula and on such terms and conditions as is set forth in Exhibit "A".

    2. Representations and Warranties. Until all obligations of Borrower to FCFC are fully paid and satisfied, Borrower does hereby warrant and represent to and covenant with FCFC (in addition to the representations, warranties and covenants set forth in the Agreement) as follows:

            (a) The Inventory Value is now and shall at all times hereafter be at least N/A% of the foregoing indebtedness (including principal, interest, cost and expenses) of Borrower to FCFC; provided, however, notwithstanding the foregoing in any event the Inventory Value is and shall at all times hereafter be at least $N/A.

            (b) All Inventory is presently kept and shall not be removed from the following locations, outside the ordinary course of business, without prior written notice to FCFC:

2940 West Willetta       Center Point Building         1355 Market Street,
Phoenix, AZ 85009        401 South Hamilton            Mart 2, Space 721
                         Spaces A103 & A104            San Francisco, CA 94103
                         High Point, NC 27261


            (c) All Inventory is now and hereafter at all times shall be new inventory of good and saleable quality, free from defects.
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            (d) Borrower is, and will continue to be, the sole and complete owner of the Inventory free and clear of any liens, security interests (including purchase money security interest) encumbrances and claims.

            (e) No Inventory is now, nor shall any Inventory at any time hereafter be stored with a bailee, warehousemen or similar party, without FCFC's prior written consent, and in such event will concurrently therewith cause any such bailee, warehousemen or similar party to issue and deliver to FCFC in form acceptable to FCFC warehouse receipts in FCFC's name evidencing the storage of Inventory.

            (f) Borrower has paid and shall hereafter continue to pay when due all rent and other impositions upon any leased premises where any Inventory of Borrower is kept, all expenses of storing, warehousing, handling and shipping the Inventory and all taxes and licenses imposed by any lawful authority upon the Inventory.

            (g) Until default by Borrower under the Agreement, Borrower may, subject to the provisions of the Agreement, sell the Inventory but only in the ordinary course of its business.

    3. Books and Records. Borrower shall at all times keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost thereof and selling price thereof and the daily withdrawals therefrom and additions thereto. All of such records shall be available to FCFC and its agents upon demand for inspection and photocopying thereof. In addition FCFC shall have the right upon demand during Borrower's usual business hours to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse FCFC for FCFC's reasonable costs and expenses incurred in inspecting the Inventory. At least every 12 months or more often when requested by FCFC, Borrower shall make a physical listing of all Inventory containing a description of each item of Inventory, the cost per unit, the wholesale market value per unit, the quantity of each item, the extended costs thereof and the extended wholesale market value thereof and deliver such report to FCFC within 30 days thereafter together with a certificate affixed thereto by an authorized officer of Borrower to the effect that the listing is complete and correct and accurately presents the value of the Inventory of goods as of the date of such listing.

    4. Inspection of Collateral. Borrower will permit FCFC access, at all reasonable times, to the premises of Borrower for the purpose of inspecting, examining or taking possession of the Inventory and shall have the right to use any of Borrower's lifts, hoists, trucks and other facilities for handling or removing said Inventory, without cost to FCFC.

    5. Default. Upon a default by Borrower under the Agreement or this Rider, FCFC shall have such remedies as are set forth in the Agreement. In addition, upon FCFC's request, Borrower shall, at its expense, assemble and deliver the Inventory to FCFC or to a third party as FCFC's bailee, at such place to be designated by FCFC as is reasonably convenient to the parties; or hold the same in trust for FCFC's account; or store the same in a warehouse in FCFC's name; or deliver to FCFC documents of title representing said Inventory.

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    6. Risk of Loss. All risk of loss, damage or destruction of Inventory shall be borne by Borrower, specifically, FCFC shall not in any way or manner be liable or responsible for:

            (a) The safekeeping of the Inventory;

            (b) Any loss of damage thereto incurred or arising in any manner or fashion from any cause;

            (c) Any diminution in the value thereof; or

            (d) Any act or default of any carrier, warehousemen, bailee or forwarding agency thereof or any other person whomsoever.

    7. Interpretation. Except as specifically amended or supplemented hereby, all of the terms of the Agreement are hereby confirmed and shall continue in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Rider to the Accounts Receivable Security Agreement the date first above written.

                                        FIRST COMMUNITY FINANCIAL
                                        CORPORATION, an Arizona corporation

                                        By: /s/ James C. Adamany
                                            ------------------------
                                            James C. Adamany

                                        Its: President
                                            ------------------------

                                        New Directions Manufacturing, Inc.,
                                        an Arizona corporation

                                        By: /s/ Donald A. Metke
                                            ------------------------
                                            Donald A. Metke

                                        Its: President
                                            ------------------------

                                        By: /s/ Sean F. Lee
                                            ------------------------
                                             Sean F. Lee

                                        Its: Chairman of the Board
                                            ------------------------

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